UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 14, 2005

Date of Report (Date of earliest event reported)
Matria Healthcare, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-20619	20-2091331

(Commission File Number)	(IRS Employer Identification No.)

1850 Parkway Place, Marietta, GA	30067

(Address of Principal Executive Offices)	(Zip Code)
770-767-4500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
          * Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
          * Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
          * Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
          * Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 14, 2005, the registrant, Matria Healthcare, Inc. (“Matria”) and Coral Acquisition Corp. (the “Merger Sub”), a wholly owned subsidiary of Matria, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CorSolutions Medical, Inc., a Delaware corporation (“CorSolutions”). CorSolutions is a leading provider of disease management services to employers, health plans and government-sponsored healthcare programs.
     Pursuant to the Merger Agreement, Merger Sub will merge with and into CorSolutions (the “Merger”), with CorSolutions continuing as the surviving corporation and a wholly owned subsidiary of Matria.
     In the Merger, all outstanding capital stock, options and warrants to purchase capital stock of CorSolutions will be converted into the right to receive a pro rata portion of the merger consideration, which will initially be approximately $445,000,000, subject to adjustments as set forth in the Merger Agreement (the “Purchase Price”). $20,300,000 of the Purchase Price will be held in escrow (the “Escrow Amount”) for a period of up to 24 months to satisfy any potential indemnification claims which may be made by Matria under the terms of the Merger Agreement. Except as to certain specified matters, Matria will only be permitted to recover damages from the Escrow Amount if such damages exceed $4,500,000.
     Matria intends to fund the Merger through a new credit facility with Bank of America, N.A. (the “New Credit Facility”). The New Credit Facility will provide for borrowings of up to an aggregate of $485,000,000, which will include both term loans and a revolving credit facility. The New Credit Facility will replace Matria’s existing credit facility with HFG Healthco-4 LLC.
     The Merger has been approved by the Boards of Directors of both Matria and CorSolutions. In addition, CorSolutions has received written consents from certain of its stockholders holding shares sufficient to satisfy the requisite stockholder approvals necessary to approve the Merger. The consummation of the Merger is subject to regulatory approval and other customary closing conditions, including Hart-Scott-Rodino antitrust review. The parties have made customary representations, warranties and covenants in the Merger Agreement and the Merger Agreement also contains certain termination rights for both Matria and CorSolutions.
Item 7.01 Regulation FD Disclosure
     A copy of Matria’s press release, dated December 15, 2005, announcing the execution of the Merger Agreement, is furnished with this Current Report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits
          99.1 Press Release, dated December 15, 2005
SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIA HEALTHCARE, INC.
By:	/s/ Parker H. Petit
Parker H. Petit
Chairman and Chief Executive Officer

Dated: December 19, 2005

Exhibit Index
99.1          Press Release, dated December 15, 2005